Exhibit 10.22

Grant No.

ENDO INTERNATIONAL PLC
STOCK OPTION AGREEMENT
UNDER THE 2015 STOCK INCENTIVE PLAN

This Stock Option Agreement (this “Option Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo International plc, an Irish public limited company (the “Company”), and the optionee named below (the “Participant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2015 Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Participant:

Number of Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date:	The 10th anniversary of the Date of Grant

Vesting Dates:	Option vests ratably over the first, second, third [and fourth] anniversaries of the Date of Grant

Classification of Option: Non-Qualified Stock Option

1.Number of Shares. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Company Stock set forth above as Shares Subject to Option (the “Option Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Option Agreement and the Plan.

2.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided by Paragraph 7 of this Option Agreement.

3.Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant set forth above and, unless previously terminated pursuant to Paragraph 4 of this Option Agreement, shall terminate upon the Expiration Date set forth above. As of the Expiration Date, all rights of the Participant hereunder shall terminate.

4.Termination of Service.

(a)
Termination of Service for Cause. Upon the Participant’s termination of service with the Company and its Subsidiaries by the Company or its Subsidiary for Cause, the portion of outstanding Options that are exercisable as of the date of such termination of service shall remain exercisable for thirty (30) days from and including the date of termination of service (and shall thereafter terminate). Any portion of outstanding Options that are not exercisable as of the date of such termination of service shall terminate upon the date of termination of service.

(b)
Termination of Service on Account of Death. Upon the Participant’s termination of service with the Company and its Subsidiaries on account of death, all of the Participant’s unvested Options shall immediately vest and become exercisable. The Options shall remain exercisable for one (1) year from and including the date of the Participant’s death (and shall thereafter terminate).

(c)
Termination of Service on Account of Disability or Voluntary Retirement with Consent of Company. If the Participant voluntarily Retires with the consent of the Company or if the Participant’s service with the Company and its Subsidiaries terminates due to Disability, the Participant’s unvested Options as of the date of such termination shall continue to vest in accordance with the original vesting schedule set forth above. The Options shall remain exercisable for a period of one (1) year from and including the later to occur of (i) the date such entire Option becomes exercisable in accordance with the vesting schedule or (ii) the date of termination of service (and shall thereafter terminate).

(d)
Termination of Service by the Company without Cause or by the Participant for Good Reason. Upon termination of the Participant’s service with the Company and its Subsidiaries by the Company or its Subsidiaries without Cause or by the Participant for “good reason” (or any like term as defined under any employment agreement with the Company or a Subsidiary to which the Participant is a party, as modified below), the portion of outstanding Options that are exercisable as of the date of such termination of service shall remain exercisable for one (1) year from and including the date of termination of service (and shall thereafter terminate). Any portion of outstanding Options that are not exercisable as of the date of such termination of service shall terminate upon the date of termination of service. For any Participant who is a party to an employment agreement with the Company or a Subsidiary, “good reason” shall also include the Participant's termination of his or her employment within ninety (90) days following the expiration of the employment term of the Participant's employment agreement under circumstances that would have constituted good reason had such termination occurred during the employment term.

(e)	Termination of Service for any Other Reason. Upon the Participant’s termination of service with the Company and its Subsidiaries for any reason other than the reasons enumerated in Subparagraphs (a) through (d) above, the portion of outstanding Options that are exercisable as of the date of such termination of service shall remain exercisable for ninety (90) days from and including the date of termination of service (and shall thereafter terminate). Any portion of outstanding Options that are not exercisable as of the date of such termination of service shall terminate upon the date of termination of services.
5.Vesting. Except as provided in Paragraph 4 above, the Option shall become exercisable with respect to the number of Option Shares specified on the Exercisability Dates set forth above. Once exercisable, the Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan. No Option may be exercised after the Expiration Date.

6.Change in Control. In the event of a Change in Control:

(a)
if the Option is assumed or substituted (within the meaning of the Plan) in connection with such Change in Control, and the Participant incurs a termination of service with the Company and its Subsidiaries by the Company or its Subsidiary without Cause or by the Participant for good reason (or any like term as defined under any employment agreement with the Company or a Subsidiary to which the Participant is a party, as modified by Section 4(d)) during the 24-month period following such Change in Control, then the Option shall vest and become fully exercisable on the date of such termination of services and shall remain exercisable for one (1) year from and including the date of such termination of services (and shall thereafter terminate).

(b)	if the Option is not assumed or substituted in connection with such Change in Control, then the Option shall immediately vest and become fully exercisable on the occurrence of the Change in Control.
7.Change in Control Definition. Notwithstanding anything to the contrary in the Plan, for purposes of this Option Agreement, Change in Control means and shall be deemed to have occurred upon the first of the following events to occur:

(a)
Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of Subparagraph (c) below; or

(b)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) the individuals who comprise the Board of Directors immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(d)
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s shareholders unless the Board of Directors expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board of Directors immediately prior thereto.
For purposes hereof, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Company Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code.
For the avoidance of doubt, any one or more of the events described in subparagraphs (a) through (d) may be effected pursuant to (A) a takeover under Irish takeover rules; (B) a compromise or arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland or (C) Chapter 2 of Part 9 of the Companies Act 2014 of the Republic of Ireland.
8.Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

9.Governing Law. This Option Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10.Binding on Successors. The terms of this Option Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11.No Assignment. Notwithstanding anything to the contrary in this Option Agreement, neither this Option Agreement nor any rights granted herein shall be assignable by the Participant.

12.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law.

13.Entire Option Agreement. This Option Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

14.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Paragraph.

15.Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16.Notices. All notices and other communications under this Option Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:	Endo International plc
c/o Endo Health Solutions Inc.
1400 Atwater Drive
Malvern, PA 19355
Attention: Treasurer

If to the Participant:	At the address on file with the Company.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

17.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all the parties hereto.

18.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Option Agreement. The Participant has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Option Agreement.

19.No Compensation for Loss of Rights. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of the Company and its Subsidiaries, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

20.Severability. All the terms and provisions of this Option Agreement are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this Option Agreement, and the enforceability, legality and validity of the remainder of this Option Agreement will not be affected; if any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

21.Data Protection. The Participant hereby acknowledges and consents to the Company and any Subsidiary sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data, e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (“the Information”) and providing the Company and/or the Subsidiary’s agents and/or third parties with the Information for the administration and operation of the Plan and the Participant further accepts that this may involve the Information being sent to a country outside the country in which the Participant provides services including to a country which may not have the same level of data protection laws as his/her home country. The Participant acknowledges that s/he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his/her local human resources representative. The Participant acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

22.Additional Matters.    This Option Agreement is intended to comply with the applicable laws of any country or jurisdiction where Options are granted under the Plan, and all provisions hereof shall be construed in a manner to so comply. The following provisions apply to Participants providing services in the country noted:

Canada:

Section 4 above shall be amended to add the following language at the end thereof as a new sub-section (f):

(f)    The Participant’s date of termination of employment shall be the Participant’s last day of active employment with the Company and its Subsidiaries and shall not include any period of statutory, contractual or common law reasonable notice or any period of deemed employment or salary continuance.

A new Section 23 shall be added as follows:

23.    Tax Withholding. Section 12(b) of the Plan shall not apply. The Company shall be entitled to receive either a cash payment by or on behalf of the Participant or a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to this Option Agreement by the Participant’s delivery to the Company of an assignment of such proceeds and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock for any sums required by federal, state or local law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Option.

India:

As used herein, “Participant” shall have the meaning set forth in the Plan, except the term shall not include consultants of any Subsidiary in India.

Section 4(b) above shall be modified to read as follows:

Termination of Service on Account of Death. Upon the Participant’s termination of service on account of death, all of the Participant’s unvested Options shall immediately vest and become exercisable by his legal heirs or nominees. The Options shall remain exercisable for one (1) year from and including the date of the Participant’s death (and shall thereafter terminate).

Section 4(c) above shall be deleted in its entirety and replaced with the following language:

Termination of Service on Account of Disability or Voluntary Retirement with Consent of Company. If the Participant voluntarily Retires with the consent of the Company or if the Participant’s service terminates due to Disability, the Participant’s unvested Options as of the date of such termination shall vest on the date of Disability or the date of termination of service due to voluntary retirement, as the case may be. The Options so vested shall remain exercisable for a period of one (1) year from and including the date such Option becomes vested, and shall thereafter terminate.

Section 10 above shall be amended to delete the term “transferee”.

Section 11 above shall be deleted in its entirety and replaced with the following language:

No Assignment. Notwithstanding anything to the contrary in this Option Agreement, but subject to the assignment of the Option upon death of the Participant, neither this Option Agreement nor any rights granted herein shall be assignable by the Participant.

Section 12 above shall be deleted in its entirety and replaced with the following language:

Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Indian law. The rights and interests of the Participant under the Option Agreement shall be subject to compliance under the Foreign Exchange Management Act, 1999 and the related rules thereto.

Ireland:

Section 4(c) above shall be deleted in its entirety and replaced with the following language:

Termination of Service on Account of Disability. If the Participant’s service terminates due to Disability, the Participant’s unvested Options as of the date of such termination shall continue to vest in accordance with the original vesting schedule set forth above. The Options shall remain exercisable for a period of one (1) year from and including the later of (i) the date such entire Option becomes exercisable in accordance with the vesting schedule and (ii) the date of termination of service (and shall thereafter terminate).

Section 10 above shall be amended to delete the words “transferees, assignees” therefrom.

Section 11 above shall be deleted in its entirety and replaced with the following language:

No Assignment or Transfer. Notwithstanding anything to the contrary in this Option Agreement, neither this Option Agreement nor any rights granted herein shall be assignable by the Participant. Neither this Option Agreement nor any rights granted herein shall be transferable by the Participant in any circumstances, except on the death of the Participant.

Mexico:

Section 18 above shall be amended to add the following language:

The Option shall not become part of the Participant’s salary or compensation, nor an acquired right, since it is not intended to compensate the Participant for his/her services to his/her employer but to be part of a global employee retention plan implemented by the Company. Therefore, the Plan, or the right of the Participant to receive options or other awards pursuant to the Plan, may be modified or terminated at any time. In addition, the value of such Options will not be considered at any time for purposes of the Participant’s severance calculations.

South Africa:

Section 12 above shall be amended to include the language in bold:

Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law. The Participant’s participation in terms of this Option Agreement is subject to compliance by the Participant with all applicable South African exchange control laws and rules. The Company and/or the Participant's employer shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any benefit granted hereunder of compensation payable to the Participant and/or from any other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Options in terms of this Option Agreement.

Section 18 above shall be amended to add the following provisions:

This Option contains no promise of any future options or similar awards. In other words, by the Participant’s signature below, he/she agrees that he/she will have no entitlement or claim to, or expectation of, receiving further awards on the basis of this Option or previous options.

The Option shall not constitute part of the Participant’s terms and conditions of employment, including without limitation his/her remuneration, nor an acquired right, since it is not intended to compensate the Participant for his/her services to his/her employer. Therefore, the Plan, or the right of the Participant to receive Options pursuant to the Plan, may be amended, supplemented, substituted or terminated at any time. In addition, the value of such Options will not be considered at any time for purposes of calculating any leave pay, notice pay, severance pay or compensation or the like, which may be due or awarded to the Participant.

United Kingdom:

As used herein, “Cause” shall have the meaning set forth in the Plan and, with respect to any Participant who is a party to an employment agreement with the Company, the definition of “Cause” shall include any circumstances in which the Company may terminate the Participant’s employment agreement without notice in accordance with its terms.

As used herein, “Disability” shall mean the Participant's inability to, solely because of injury or physical or mental illness: (i) perform the material duties of his or her regular occupation and (ii) earn 80% or more of his or her base salary or wages in respect of his or her regular occupation, for a period that lasts or can reasonably be expected to last for a continuous period of 12 months.

Section 4(c) above shall be deleted in its entirety and replaced with the following language:

Termination of Service on Account of Disability. If the Participant’s service terminates due to Disability, the Participant’s unvested Options as of the date of such termination shall continue to vest in accordance with the original vesting schedule set forth above. The Options shall remain exercisable for a period of one (1) year from and including the later of (i) the date such entire Option becomes exercisable in accordance with the vesting schedule and (ii) the date of termination of service (and shall thereafter terminate).

The following additional section shall be inserted:

Tax Liabilities. The Participant irrevocably agrees (A) to pay, or enter into arrangements to the satisfaction of the Company to pay, to the Company, the Participant’s employer or former employer (as appropriate) the amount of any Tax Liability, (B) that the Company, the Participant’s employer or former employer (as appropriate) may, if it so elects by written notice to the Participant, recover the whole or any part of any Employer NICs from the Participant, (C) that the Participant shall, promptly upon being requested to do so by the Company, the Participant’s employer or former employer (as appropriate), elect (using a form approved by HM Revenue & Customs) that the whole or any part of the liability for Employer NICs shall be transferred to the Participant; (D) to enter into a joint election, under section 431(1) or 431(2) of the Income Tax (Earnings & Pensions) Act 2003 (“ITEPA”), in respect of the Company Stock to be acquired on exercise of the Participant’s Option, if required to do so by the Company, the Participant’s employer or former employer, before, on or within 14 days after any date of exercise of the Option. For the purposes of this section the following capitalized terms shall have the meanings set out below:

“Employer NICs”: any secondary class 1 (employer) national insurance contributions that the Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event (or which that person would be liable to pay in the absence of an election of the type referred to in (C) above) and that may be lawfully recovered from the Participant.

“Taxable Event”: any event or circumstance that gives rise to a liability for the Participant to pay income tax and national insurance contributions or either of them in respect of: (a) the Option, including its exercise, its assignment or surrender for consideration, or the receipt of any benefit in connection with it; (b) any shares (or other securities or assets): (i) earmarked or held to satisfy the Option; (ii) acquired on exercise of the Option; (iii) acquired as a result of holding the Option; or (iv) acquired in consideration of the Option’s assignment or surrender; (c) any securities (or other assets) acquired or earmarked as a result of holding shares (or other securities or assets) mentioned in (b); or (d) any amount due in respect of assets within (a) to (c) above and not made good by the Participant within the time limit specified in section 222 ITEPA.

“Tax Liability”: the total of (a) any income tax and primary class 1 (employee) national insurance contributions that any employer (or former employer) of the Participant is liable to account for (or reasonably believes it is liable to account for) as a result of any Taxable Event; and (b) any Employer NICs that any employer (or former employer) of the Participant is liable to pay (or reasonably believes it is liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Participant.

Section 19 above shall be deleted in its entirety and replaced with the following language:

Nothing contained in the Plan or this Option Agreement shall form part of the Participant’s contract of employment.  The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of or otherwise engaged by the Company or any of its Subsidiaries for any reason (including as a result of a repudiatory breach of contract by the Company or any of its Subsidiaries), be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever. By signing this Option Agreement the Participant shall be deemed irrevocably to have waived any such entitlement.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date set forth above.

ENDO INTERNATIONAL PLC

__________________________________
By:
Name: Rajiv De Silva
Title: President & Chief Executive Officer

PARTICIPANT

Signature: ________________________

Print Name: